UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2009

Blue Earth Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

333-140438	26-1909139
(Commission File Number)	(IRS Employer Identification No.)

13511 Granville Ave., Clermont, FL 34711
(Address of principal executive offices)

(352) 729-0150
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Blue Earth Solutions, Inc. is referred to herein as “us”, “we” or “our”.

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On December 23, 2009, our Board of Directors,  decided to replace Moore & Associates as our independent registered public accounting firm with  Seals & Beers, CPAs (“Seals”). Seals was designated to be our independent registered public accounting firm as a result of  the PCOAB’s  disqualification of Moore & Associates as a PCOAB registered firm; however, after  further consideration, we  decided  to engage the accounting firm of Cross, Fernandez & Riley, LLP (“Cross”) as our new independent registered public accounting firm. Our Board of Directors and Audit Committee approved  of Cross’s  engagement.   We ultimately never hired Seals, as our registered public accounting firm and Seals never performed any work for us, including never having  reviewed or giving an   opinion on our  financial statements.

We have requested that Seals  furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

On December 23, 2009, we engaged Cross as our independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, we have not consulted Cross regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.  We have requested that Cross furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter was previously filed with our Form 8-K filed on April 21, 2010.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.
b)    Not Applicable.
c)    Exhibits

No.	Exhibits
16.1	Letter from Seals & Beers, CPAs, dated May 13, 2010, to the Securities and Exchange Commission regarding statements included in this Form 8-K
16.1	Letter from Cross, Fernandez & Riley previously filed with May 19, 2010 Form 8-K/A and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Patricia Cohen
Name:   Patricia Cohen
Title:  Chief Executive Officer

Date:   May 19, 2010